Exhibit 10.1

PROMISSORY NOTE

$500,000.00	April 7, 2025

FOR VALUE RECEIVED, the undersigned, Wellgistics Health, Inc., a Delaware corporation (“Maker”), promises to pay Sansur Associates, LLC (“Payee”), or its assigns, the principal sum of Five Hundred Thousand Dollars ($500,000.00), in lawful money of the United States of America.

The principal balance hereof from time to time outstanding shall bear interest at a rate equal to ten percent (10%) per annum beginning on the effective date and ending on the maturity date of this Promissory Note.

All interest and principal shall be paid in immediately available funds, without offset, counterclaim, or deduction of any amount (including without limitation, taxes) on October 7, 2025 (the “maturity date”), and, except as provided in the immediately following paragraph, shall be made not less than in the amounts otherwise specified to be paid under this Promissory Note. Notwithstanding the foregoing, this Promissory Note may be prepaid in whole or in part at any time and without penalty. All payments and prepayments shall first be applied to accrued interest and then to the payment of principal then most remotely due, but no partial prepayment shall relieve Maker of Maker’s obligations to make payments hereunder until all principal and interest is paid in full.

The entire principal balance together with all accrued but unpaid interest, shall, at the option of the Payee and upon written notice to the Maker, become immediately due and payable in the event that any one or more of the following shall occur:

(a) Maker fails to pay any sum due hereunder when due after five (5) days written notice from Payee;

(b) Maker shall: (i) become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature, (ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, (iii) become the subject of an “order for relief” within the meaning of the United States Bankruptcy Code, (iv) file a petition in bankruptcy, or for reorganization, or to effect a plan or other arrangement with creditors, (v) file an answer to a creditor’s petition, admitting the material allegations thereof, for an adjudication of bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (vi) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, (vii) have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged within sixty (60) days after his appointment, or (viii) take any action for the purpose of effecting any of the foregoing.

No waiver of a default shall constitute a continuing waiver of such default or a waiver of any subsequent default. In the event of a default hereunder, all amounts due and payable shall accrue interest at a default rate equal to twelve percent (12%) per year or the greatest amount as permitted under applicable law. Maker shall pay all costs of collection, including reasonable attorneys’ fees.

Maker agrees to reimburse the Payee for all reasonable costs and expenses, including reasonable attorney’s fees and expenses, incurred in connection with the enforcement of the Payee’s rights against the Maker hereunder.

Maker hereby waives presentment, protest, demand and notice of dishonor, and consents to any and all extensions and renewals hereof without notice. Without affecting the liability of Maker under this Promissory Note, the Payee may, without notice, renew or extend the time for payment, accept partial payments, agree not to sue any party liable on it, or otherwise modify the terms of payment of any part or the whole of the indebtedness evidenced by this Promissory Note, without altering or diminishing the liability of the undersigned.

No delay on the part of the Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Payee of any right or remedy shall preclude any other or further exercise of any other right or remedy.

No provision of this Promissory Note may be amended, waived, or otherwise modified except by written agreement of the Maker and the Payee.

The Maker shall not at any time sell, assign, or transfer, all or part of the Maker’s interest or obligations in or under this Promissory Note. Notwithstanding the foregoing, the terms and provisions of this Promissory Note shall be binding upon and inure to the benefit of the Maker and the Payee and their respective successors and permitted assigns.

Without affecting the liability of the Maker or any endorser, surety, or guarantor, the Payee may, without notice, grant renewals or extensions, accept partial payments, release or impair any collateral security for the payment of this Promissory Note, or agree not to sue any party liable on it.

This Promissory Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. To the extent permitted by law, Maker waives any right to a trial by jury in any action brought under this Promissory Note. Maker consents to the personal jurisdiction and venue of the state and federal courts located in Hillsborough County, Florida, and agrees that any and all lawsuits or other proceedings applicable to this Promissory Note, or any controversy or dispute arising under this Promissory, shall be brought in the state or federal courts located in Hillsborough County, Florida.

Signature page follows.

IN WITNESS WHEREOF, the undersigned have caused this Promissory Note to be effective as of the date first set forth above.

MAKER: WELLGISTICS HEALTH, INC.

/s/Brian Norton
Name: Brian Norton
Title: Chief Executive Officer

PAYEE: Sansur Associates, LLC

/s/Surendra Ajjarapu
Name: Surendra Ajjarapu
Title: Authorized Signatory